Exhibit 99.2

Phio Pharmaceuticals Announces Closing of $2 Million

Registered Direct Offering Priced At-the-Market

Under Nasdaq Rules

Marlborough, Mass., April 20, 2023 /PRNewswire/ -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ RNAi platform technology is designed to make immune cells more effective in killing tumor cells, today announced the closing of its previously announced registered direct offering of 353,983 shares of common stock, at a purchase price of $5.65 per share, priced at-the-market under Nasdaq rules. In a concurrent private placement, Phio also issued to the investors unregistered Series A warrants to purchase up to an aggregate of 353,983 shares of common stock and unregistered Series B warrants to purchase up to an aggregate of 353,983 shares of common stock.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

Each series of warrants has an exercise price of $5.40 per share and are exercisable immediately. The Series A warrants have a term of five and one-half years from the date of issuance and the Series B warrants have a term of eighteen months from the date of issuance.

Gross proceeds to the Company from the offering are approximately $2.0 million, before deducting the placement agent's fees and other offering expenses payable by Phio. Phio intends to use the net proceeds from the offering for the development of its immuno-oncology programs, working capital and general corporate purposes.

The shares of common stock (but excluding the unregistered warrants issued in the concurrent private placement and the shares of common stock underlying such unregistered warrants) were offered and sold by the Company pursuant to a "shelf" registration statement on Form S-3 (Registration No. 333-256100), including a base prospectus, previously filed with the Securities and Exchange Commission (SEC) on May 13, 2021 and declared effective by the SEC on May 21, 2021. A final prospectus supplement and an accompanying base prospectus relating to the shares of common stock were filed with the SEC and are available on the SEC's website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants described above were offered in a transaction not involving a public offering and have not been registered under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Rule 506(b) of Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

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In connection with the offering, the Company amended certain existing warrants to purchase up to an aggregate of 191,619 shares of the Company’s common stock that were previously issued in April 2018 through January 2021 at exercise prices ranging from $26.52 to $2,079.00, such that each of the amended warrants have an exercise price of $5.40 per share, at an additional offering price of $0.125 per amended warrant.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ RNAi technology is designed to make immune cells more effective in killing tumor cells. Phio believes that INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance and include statements regarding the anticipated use of proceeds from the offering. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, market and other conditions, the impact to our business and operations by the ongoing coronavirus pandemic, military conflict between Ukraine and Russia, inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact Phio Pharmaceuticals Corp.
ir@phiopharma.com

Investor Contact
Ashley R. Robinson
LifeSci Advisors
arr@lifesciadvisors.com

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